UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

ROFIN-SINAR TECHNOLOGIES INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, If Other Than the Registrant)

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- PRESS RELEASE -

Investor Contacts:		Media Contacts:
Katharina Manok	Bill Fiske / Rajeev Kumar	Mike Pascale / Neil Maitland
ROFIN-SINAR	Georgeson	Abernathy MacGregor
011-49-40-733-63-4256	201-222-4250 / 201-222-4226	212-371-5999
- or –	BFiske@georgeson.com	mmp@abmac.com
734-416-0206	RKumar@georgeson.com	nam@abmac.com

ROFIN-SINAR’S OPEN SETTLEMENT OFFER TO SILVERARROW SUPPORTED BY GLASS LEWIS RECOMMENDATION

Glass Lewis Criticizes SilverArrow for “Lack of a Cogent Plan and the Lack of Any New Actionable Strategies”

Given SilverArrow’s Unwillingness to Engage in Settlement Discussions, ROFIN Urges Stockholders to Vote “FOR” All of ROFIN’s Director Nominees on the WHITE Proxy Card

Plymouth, MI / Hamburg, Germany, March 4, 2016 – ROFIN-SINAR Technologies Inc. (NASDAQ: RSTI) (“ROFIN” or “the Company”), one of the world's leading developers and manufacturers of high-performance laser beam sources and laser-based solutions and components, today responded to Glass Lewis & Co., LLC’s (“Glass Lewis”) report regarding the Company's Annual Meeting of Stockholders on March 17, 2016. ROFIN urges its stockholders to vote the WHITE proxy card today FOR the re-election of Carl F. Baasel, Daniel J. Smoke and Gary K. Willis, ROFIN’s highly qualified and experienced director nominees.

“We have repeatedly offered to SilverArrow Capital Advisors a settlement that would result in one of its nominees, Mr. Gebhard Rainer, joining our Board of Directors,” said Dr. Peter Wirth, Chairman of the Board of Directors of ROFIN. “While we believe the Company’s current Board composition provides the right combination of experience, backgrounds and qualifications to effectively fulfill its responsibilities and increase stockholder value, our independent Nominating Committee found Mr. Rainer to be an acceptable candidate. We found SilverArrow’s other two candidates to be unsuitable for the ROFIN Board. Our offer to add Mr. Rainer to the Board still stands and we would welcome the opportunity to engage with SilverArrow on reasonable terms to reach a settlement and end this costly and distracting proxy fight.”

Dr. Wirth continued, “We agree with Glass Lewis’s rejection of SilverArrow’s full slate of nominees, and its conclusion that a vote in favor of either Mr. Limberger or Mr. Kovler is “unwarranted.” Glass Lewis’s recommendation to vote for only one of SilverArrow’s nominees, Mr. Rainer, is consistent with our open offer to expand the Company’s Board and immediately appoint Mr. Rainer as a director. Our offer, if accepted by SilverArrow, would provide it with Board representation proportionate to its equity ownership stake in ROFIN. We note that Glass Lewis correctly identified significant deficiencies with SilverArrow and

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its slate, including the fact that SilverArrow has no credible plan for ROFIN and all SilverArrow nominees lack experience in the specialized industrial laser sector.”

In its analysis, Glass Lewis stated:

“…We are hesitant to support more than one of the Dissident Nominees at this time, particularly considering the lack of a cogent plan and the lack of any new actionable strategies put forth by the Dissident, as well as the lack of industry-specific expertise by the Dissident Nominees.”

“We note that most of the Dissident’s proposed operational initiatives had already been previously disclosed by the Company, which suggests to us that the Dissident is mostly recycling the Company’s own stated plans here.”

“We also find the Dissident’s argument relating to the Company’s R&D expenses as being rather contradictory… In our view, this inconsistency suggests that the Dissident has, at best, yet to fully think through its plan for the Company, or, at worst, has done a slipshod job of crafting a cogent plan for the Company.”

ROFIN stockholders are reminded that their vote is important, no matter how many shares they own. To follow the recommendations of the ROFIN Board, stockholders should vote the WHITE proxy card “FOR” all of ROFIN’s three highly qualified and experienced nominees: Carl F. Baasel, Daniel J. Smoke and Gary K. Willis. Stockholders who have previously submitted proxy votes in favor of the dissident's nominees can change their votes to favor ROFIN’s nominees by submitting the WHITE proxy card. Only the latest-dated, validly-executed proxy vote counts.

If you have any questions or require assistance in voting your proxy card,

please contact our proxy solicitor

Banks, Brokers and Stockholders

Call Toll-Free (800) 509-0976

International Stockholders Please Call: (781) 575-2137

Or Contact via E-mail at:

Rofin@georgeson.com

About ROFIN

With 40 years of experience, ROFIN-SINAR Technologies is a leading developer, designer and manufacturer of lasers and laser-based system solutions for industrial material processing applications. The Company focuses on developing key innovative technologies and advanced production methods for a wide variety of industrial applications based on a broad scope of technologies. The product portfolio ranges from single laser-beam sources to highly complex systems, covering all of the key laser technologies such as solid-state, fiber, ultrashort pulse and CO2 lasers, as well as diode lasers, and the entire power spectrum, from single-digit watts up to multi-kilowatts, as well as a comprehensive spectrum of wavelengths or pulse durations

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and an extensive range of laser components. ROFIN-SINAR Technologies has its operational headquarters in Plymouth, Michigan, and Hamburg, Germany, and maintains production facilities in the US, Germany, UK, Sweden, Finland, Switzerland, Singapore and China. ROFIN currently has more than 55,000 laser units installed worldwide and serves more than 4,000 customers. The Company’s shares trade on the NASDAQ Global Select Market under the symbol RSTI and are listed in Germany in the "Prime Standard" segment of the Frankfurt Stock Exchange under ISIN US7750431022. ROFIN is part of the Standard & Poor's SmallCap 600 Index and the Russell 2000 Index. Additional information is available on the Company's home page: www.rofin.com.

Important Additional Information

The Company, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the matters to be considered at the Company’s 2016 Annual Meeting of Stockholders. The Company has filed a definitive proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) in connection with such solicitation of proxies from the Company’s stockholders. INVESTORS AND STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT AND ACCOMPANYING PROXY CARD AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Detailed information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, are set forth in the definitive proxy statement and other materials filed with the SEC in connection with the Company’s 2016 Annual Meeting of Stockholders. Information regarding the direct and indirect beneficial ownership of the Company’s directors and executive officers in the Company’s securities is included in their SEC filings on Forms 3, 4 and 5, and additional information can also be found in the Company’s Annual Report on Form 10-K, as amended, for the year ended September 30, 2015, and our other filings with the SEC. Stockholders can obtain the proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Investor Relations section of our corporate website at www.rofin.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “target,” “future,” “continue,” “anticipate,” “believe,” “estimate,” “expect,” “strategy,” “likely,” “may,” “should” and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding future plans, events or performance, including guidance relating to revenues and earnings per share; expected operating results, such as revenue growth and earnings; expected seasonal impact; current or future volatility in the exchange rates and future economic conditions; anticipated levels of capital expenditures, including for corporate actions such as share buybacks; expectations of our long-term financial prospects, margin and cash flow expansion; and our strategy for growth, product portfolio development, market position, financial results and reserves.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside

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of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: downturns in the machine tool, automotive, semiconductor, electronics, photovoltaic, and medical device industries which may have, in the future, a material adverse effect on our sales and profitability; the ability of our OEM customers to incorporate our laser products into their systems; the impact of exchange rate fluctuations, which may be significant because a substantial portion of our operations is located in non-US countries; the level of competition and our ability of to compete in the markets for our products; our ability to develop new and enhanced products to meet market demand or to adequately utilize our existing technology; third party infringement of our proprietary technology or third party claims against us for the infringement or misappropriation of proprietary rights; the scope of patent protection that we are able to obtain or maintain; competing technologies that are similar to or that serve the same uses as our technology; our ability to efficiently manage the risks associated with our international operations; risks associated with recent changes in our senior management personnel; any adverse impact to us resulting from the announcement or implementation of any one or more of our cost reduction programs; the worldwide economic environment, including specifically but not limited to in Asia; the distraction to management and costs resulting from the proxy contest with SilverArrow; any changes in our board as a result of a proxy contest; and such other factors as discussed throughout Part I, Item 1A. Risk Factors and Part II, Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations of our Annual Report on Form 10-K, as amended, for the year ended September 30, 2015. Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

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